UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Rovi Corporation

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Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050

ROVI CORPORATION ISSUES STATEMENT REGARDING ENGAGED CAPITAL’S

INTENTION TO NOMINATE DIRECTORS

SANTA CLARA, Calif.—(BUSINESS WIRE)—March 12, 2015—Rovi Corporation (NASDAQ:ROVI) a leading provider of advanced entertainment discovery, data analytics, and monetization solutions, today issued the following statement in response to Engaged Capital, LLC’s intention to nominate four candidates to be considered for election to Rovi’s Board of Directors at the Company’s 2015 Annual Meeting of Stockholders:

Rovi is open to constructive input from all of our stockholders and we respect the right of stockholders to nominate directors. As a part of our commitment to good corporate governance, including a strong board, Rovi has been in the process of evaluating a number of qualified new board candidates with the assistance of an independent executive recruiting firm to add further depth of relevant industry experience to our Board. We are currently in the final stages of that process.

We regularly apprised Engaged Capital of our progress in the Board’s independent search process, and agreed to meet with nominees they suggested. As our process has continued, however, Engaged Capital refused to cooperate and denied our requests to interview their recommended nominees that fit our search criteria. We are disappointed that Engaged Capital has chosen not to participate in, and in fact to undermine, the Company’s process. Based upon their action today, Engaged Capital, which is reported to own only 0.6% of the Company’s shares, is attempting to seize control of the Company without paying stockholders a control premium.

Rovi’s Board and management team are focused on execution and delivering value for all stockholders. Since reconstituting the management team, refocusing the Company’s strategy and restructuring the business beginning in 2012, we have built a solid foundation for future growth – including through key license agreement renewals, advancement of our cloud-based guidance platform and advanced search and recommendation tools, as well as our data and analytics platforms – while also aggressively continuing efforts to drive operational efficiency. Rovi’s Board and management are confident the Company is well-positioned to capitalize on substantial opportunities ahead and create value for all of our stockholders. Rovi recently provided a deeper review of the opportunities it sees at its Analyst Day on January 7, 2015 (investors may view a replay of the webcast at https://event.webcasts.com/starthere.jsp?ei=1051275).

At this time, no action by Rovi stockholders is required. The Company will continue to communicate with its stockholders as appropriate and encourages them to review Rovi’s proxy materials for the 2015 Annual Meeting of Stockholders when they become available.

Additional Information

The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by the Company in connection with its 2015 Annual Meeting of Stockholders. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, and at the Company’s website at www.rovicorp.com.

Rovi’s directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the 2015 Annual Meeting of Stockholders. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in Rovi’s Annual Report on Form 10-K for the year ended December 31, 2014 and in Rovi’s proxy statement for the 2015 Annual Meeting of Stockholders when filed with the SEC.

About Rovi

Rovi is leading the way to a more personalized entertainment experience. The company’s pioneering guides, data, and recommendations continue to drive program search and navigation on millions of devices on a global basis. With a new generation of cloud-based discovery capabilities and emerging solutions for interactive advertising and audience analytics, Rovi is enabling premier brands worldwide to increase their reach, drive consumer satisfaction and create a better entertainment experience across multiple screens. The company holds over 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. Discover more about Rovi at rovicorp.com.

Forward Looking Statements

All statements contained herein (including the Analyst Day presentation referenced above) that are not statements of historical fact, including but not limited to any description of the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues, earnings and expenses, business strategies, anticipated contract signings, and stock repurchases. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions, the Company’s plans to deliver its new products with the anticipated functionality and the Company’s assumptions and estimates relating to the discovery and monetization areas, and the Company’ ability to pay down its debt. Such factors are further addressed in the Company’s Report on Form 10-K for the period ended December 31, 2014 and other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts:

Investors

Peter Halt

Rovi Corporation

(818) 295-6800

Peter Ausnit

Rovi Corporation

(818) 565-5200

Media

John Christiansen/Megan Bouchier

Sard Verbinnen & Co.

(415) 618-8750